Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906

OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C SECTION 1350)

The undersigned, as the Chief Executive Officer of VuBotics, Inc., certifies that, to the best of his knowledge and belief, the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of VuBotics, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose.

This 4th day of September, 2007	/s/ Philip E. Lundquist
Philip E. Lundquist
Chief Executive Officer